Exhibit 99(d)(5)

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into effective as of October ___, 2004 by and among (A) TRAVIS BOATS & MOTORS, INC. a Texas corporation, TRAVIS BOATING CENTER FLORIDA, INC., a Texas corporation, TRAVIS BOATS & MOTORS BATON ROUGE, INC., a Louisiana corporation, TRAVIS BOATING CENTER OKLAHOMA, INC., an Texas corporation, TRAVIS BOATING CENTER MISSISSIPPI, INC., a Texas corporation, TRAVIS BOATING CENTER LOUISIANA, INC., a Louisiana corporation, and TRAVIS BOATING CENTER GEORGIA, INC., a Texas corporation (collectively, "Borrower"; all references to Borrower or "the undersigned" shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each) and (B) TMRC, L.L.P., a Missouri limited liability company ("Lender"), successor in interest to (i) Kennedy Funding, Inc. and Anglo-American Servicing LLC, as "Co-Agents" for the lenders identified in the Loan Agreement defined herein and
(ii) such lenders (Co-Agents along with such lenders sometimes collectively referred to herein as "Assignor").

                                    RECITALS:

      WHEREAS, Borrower and Assignor entered into that certain Loan and Security Agreement dated as of November 10, 2003 (as heretofore and hereafter amended, modified or restated from time to time, the "Loan Agreement"; capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement); and

      WHEREAS, pursuant to the Loan Agreement, Borrower is the maker of that certain Promissory Note dated as of even date therewith, made payable to the order of Assignor in the maximum principal amount of $5,300,000 (the "Kennedy Note"); and

      WHEREAS, Co-Agents and Lender entered into that certain Assignment of Loan, Promissory Note and Related Agreements dated as of October 1, 2004 (the "Assignment") through which Assignor assigned all Assignor's right, title and interest in and to the Loan Agreement and the Kennedy Note along with the related Loan Agreements defined in the Assignment.

      WHEREAS, Borrower and Lender desire to amend the Loan Agreement and the Kennedy Note concurrent with the execution of the Assignment pursuant to the terms hereof.

      NOW, THEREFORE in consideration of the premises and of the covenants and agreements herein contained, the parties hereto agree as follows:

      1. Amendments to Loan Agreement.

            (a)  All  references  to  Kennedy  Funding,   Inc.,   Anglo-American
      Servicing, LLC, "Co-Agents" and/or "Lender" in the Loan Agreement shall hereafter be deemed to refer to Lender, as successor in interest.

            (b) All references in the Loan Agreement to "November 30, 2006" with respect to the maturity date under the note referenced therein are hereby deleted in their entirety and replaced with "April 1, 2005."

            (c) Schedule D of the Loan Agreement is hereby deleted in its entirety.

            (d) Section 2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 2:

            "2. The Loan

                  (a) Provided  that no default under the Loan  Documents  shall have occurred and be continuing, Lender agrees, subject to the terms and conditions hereinafter set forth, to advance to Borrower up to the Maximum Amount (defined below), which amount shall be used by Borrower only for working capital or to refinance the total amount owed by Borrower to Lender under the Tracker Note defined in subparagraph (b).

                  (b) In  conjunction  with the execution  hereof,  Lender shall advance and is hereby authorized to advance under the Loan Agreement Five Hundred One Thousand Two Hundred Thirty-Three and 00/100 Dollars ($501,233.00) to Lender to payoff all outstanding principal and interest under that certain First Amended and Restated Promissory Note dated September 22, 2004 between Borrower and TMRC, L.L.P. (the "Tracker Note"). In addition to such advance, the amount outstanding under the Kennedy Note at the time of the closing of the Assignment shall remain due under and incorporated in the Restated Note (defined below) (which amount, including interest thereon, being Two Hundred Fifty Thousand Six Hundred Sixty Three and 70/100 Dollars ($250,663.70)).

                  (c) Borrower shall have the right to borrow, repay and reborrow, from time to time, the principal amount evidenced by this Note, on the condition that (a) no default under the Loan Documents shall have occurred and be continuing, (b) Lender has not made a demand for full payment under this Note and (c) the unpaid principal balance due under this Note at any one time does not exceed One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (the "Maximum Amount"). All such borrowings shall be secured by the Mortgage."

            (e) All references in the Loan Agreement to the Note are hereby deemed to reference the Restated Note (defined below).

      2. Amendments to the Note. Borrower shall execute and deliver a First Amended and Restated Promissory Note in the form attached hereto as Exhibit A (the "Restated Note") which Restated Note amends and restates the Kennedy Note and shall hereafter be deemed referenced upon all references to the "Note" in the Loan Agreement.

      3. Conditions to Effectiveness of this Amendment. Notwithstanding any provision contained herein to the contrary, this Amendment shall not be effective until (i) the Lender receives the Assignment, fully executed and in form and substance satisfactory to Lender in its sole discretion, and (ii)
Borrower shall have delivered the following to Lender, each in form and substance acceptable to Lender:

      (a) confirmation to Lender's satisfaction that Lender continues to maintain a first priority security interest in the Collateral;

      (b) A mortgagee's title insurance policy insuring as of the date hereof Lender's interest in the real estate described in the Mortgage in form and substance satisfactory to Lender.

      (c) such other certifications and documents and the performance of such other acts as Lender may reasonably request.

      5. Representations and Warranties of Borrowers. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender that:

            (a) the execution, delivery and performance by Borrower of this Amendment, the Note and the other Loan Documents are within the company power of Borrower, have been duly authorized by all necessary action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official or any other third party. The execution, delivery and performance by Borrower of this Amendment, the Note and the other Loan Documents do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Certificate or Articles of Organization or Operating Agreement of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement, document or instrument to which Borrower is a party or by which it is bound or to which it is subject;

            (b) this Amendment, the Note and the other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms; and

            (c) as of the date hereof, all of the covenants, representations and warranties of Borrower set forth in the Loan Agreement are, and on the date of the effectiveness of this Amendment will be, true and correct and as of the date hereof, there does not exist, and on the date of effectiveness of this Amendment there will not exist, a "Default" or "Event of Default" or default or event of default or any event which would constitute a "Default" or "Event of Default" or default or event of default but for the passage of time or for the giving of notice, or both under or within the meaning of the Loan Agreement or any other Loan Document.

      6. Confirmation of Loan Documents. Except to the extent amended by this Amendment, the Restated Note or the other documents delivered in connection herewith, all of the terms, provisions, conditions, agreements, covenants, representations, warranties and powers contained in the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and the same are hereby ratified and confirmed.

      7. Conflict. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

      8. Miscellaneous.

            (a) The Loan Agreement, the Note and all other Loan Documents are hereby amended wherever necessary to reflect the foregoing amendments.

            (b) This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

            (c) This Amendment shall be construed in accordance with and be governed by the laws of the State of Missouri.

            (d) Borrower agrees to execute such other and further documents, instruments and agreements as Lender may request to implement the provisions of this Amendment.

            (e) Wherever possible each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

STATUTORY NOTICE:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THIS NOTE OR THE INDEBTEDNESS EVIDENCED BY THIS NOTE. TO PROTECT YOU (BORROWER) AND US (Lender) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


            BORROWER:
                                        TRAVIS BOATS & MOTORS, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------


                                        TRAVIS BOATING CENTER FLORIDA, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------


                                        TRAVIS BOATS & MOTORS BATON ROUGE, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------


                                        TRAVIS BOATING CENTER OKLAHOMA, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------


                                        TRAVIS BOATING CENTER MISSISSIPPI, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------

                                        TRAVIS BOATING CENTER LOUISIANA, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------


                                        TRAVIS BOATING CENTER GEORGIA, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------


            LENDER:


                                        TMRC, L.L.P.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Name:
                                             -----------------------------------

                                    EXHIBIT A

                         FIRST AMENDED AND RESTATED NOTE

                             THIS IS NOT A NOVATION

$5,300,000.00                                                  October ___, 2004

      FOR VALUE RECEIVED, the undersigned, TRAVIS BOATS & MOTORS, INC., TRAVIS BOATING CENTER FLORIDA, INC., TRAVIS BOATING CENTER OKLAHOMA, INC., TRAVIS BOATING CENTER MISSISSIPPI, INC., and TRAVIS BOATING CENTER GEORGIA, INC., all of the foregoing being Texas Corporations, AND TRAVIS BOATS & MOTORS BATON ROUGE, INC., and TRAVIS BOATING CENTER LOUISIANA, INC., both being Louisiana corporations, all of the foregoing having an office at 12116 Jekel Circle, Suite 102, Austin, Texas 78727 (collectively,"Borrower"), promise to pay to the order of TMRC, L.L.P., a Missouri limited liability partnership, (successor in interest to (i) Kennedy Funding, Inc. and Anglo-American Servicing LLC, as "Co-Agents" for the lenders identified in the Loan Agreement defined herein and
(ii) such lenders), located at 2500 East Kearney Street, Springfield, Missouri 65803 ("Lender"), the principal sum of FIVE MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,300,000.00), or so much thereof as may be advanced by Lender to Borrower from time to time in accordance with the Loan Agreement (defined below) (the "Principal Amount") together with interest on the unpaid Principal Amount thereof computed from the date advanced (the "Commencement Date"), at the rates provided herein until April 1, 2005, (the "Maturity Date"); provided, however, that from and after (i) the Maturity Date, whether upon stated maturity, acceleration or otherwise or (ii) the date on which the interest rate hereunder is increased to the Default Rate (as hereinafter defined) as provided herein, such additional interest shall be computed at the Default Rate.

      As used herein, the term "Default Rate" shall mean a rate of interest of twenty-five percent (25.0%) per annum, but in no event shall the Default Rate be in excess of the Maximum Rate (as hereinafter defined).

      If any payment of interest is not paid on or before the due date for such payment, a late charge equal to the lesser of ten percent (10%) of such overdue payment or the maximum amount permitted by applicable law shall automatically become due to the holder of this promissory note (as this note may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, this "Note"), subject, however, to the limitation that late charges may be assessed only once on each overdue payment. Said late charges do not constitute interest and shall constitute compensation to the holder of this Note for collection and co-lender administration costs incurred hereunder. In addition, if any payment of principal or interest is not paid when due, the holder of this Note shall have the right, upon notice to Borrower, to increase the rate of interest per annum on all amounts outstanding to the Default Rate and, upon said notice, such rate increase shall be effective retroactively as of the date from which interest on the overdue payment was calculated and shall remain in force and effect for so long as such default shall continue. Notwithstanding the foregoing, in the event any default is cured prior to notification by Lender of such rate increase then the rate may not be retroactively amended. This paragraph shall not be construed as an agreement or privilege to extend the due date of any payment, nor as a waiver of any other right or remedy accruing to the holder of this Note by reason of any default.

      Principal and interest hereunder shall be payable as follows:

      (a) On November 1, 2004 and on the 1st day of each month thereafter through and including April 1, 2005, Borrower shall pay interest only at the rate of twelve percent (12%) per annum on the Principal Amount outstanding hereof; and

      (b) All principal, interest and other sums due hereunder, shall be due and payable on the Maturity Date.

      Each payment shall be credited first to unpaid interest, and the balance, if any, to the reduction of principal, provided that in the event payments of principal or interest are past due or in default then each payment shall be credited first, to Lender's reasonable and customary collection expenses, next to late charges, next to any past due interest then unpaid, and the balance, if any, to any past due reduction of principal then unpaid. The interest on this Note shall be calculated on the basis of a 30-day month and a 360-day year.

      This Note may be prepaid in whole or in part at any time, without penalty or premium, it being understood and agreed that, except as expressly provided herein, Borrower shall not be entitled, by virtue of any prepayment or otherwise, to a refund of the Fee (as described in that certain Loan and Security Agreement dated as of September 10, 2003 between Borrower and Co-Agent, hereinafter, as heretofore or hereafter amended, restated or modified from time to time, the "Loan Agreement"; terms used herein and not otherwise defined shall have their respective meanings set forth in the Loan Agreement), interest, any other fees, points, charges and the like paid by Borrower to Lender in connection with the loan hereunder (the "Loan") and for fees and expenses incurred by Lender in making the Loan, all of which payments shall be retained by Lender from and after the date each such payment is made hereunder.

      Borrower and each surety, endorser and guarantor hereof hereby waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, demand for payment, protest, notice of protest and notice of dishonor, to the extent permitted by law. Borrower further waives trial by jury. No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Borrower's obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower under this Note.

      Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with this Loan or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note. The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

      If this Note is placed in the hands of an attorney for collection, Borrower shall pay all costs incurred and reasonable attorneys' fees for legal services in the collection effort whether or not suit be brought. In the event that either Borrower or Lender shall bring suit against the other demanding performance of enforcement of other obligations herein or hereunder, then the prevailing party shall be entitled to reimbursement of all reasonable attorney fees.

      At the election of the holder of this Note, all payments due hereunder may be accelerated, and this Note shall become immediately due and payable without notice or demand, upon the occurrence of any of the following events (each an "Event of Default"): (1) Borrower fails to pay on or before five (5) days following the date due, any amount payable hereunder; (2) Borrower fails to perform or observe any other term or provision of this Note within ten (10) days after written notice from Lender; (3) there exists a default, or misrepresentation under any of the Loan Documents (which would have a material impact on the repayment ability of Borrower or material impairment of the Collateral hereunder), which default is not cured within any grace period expressly provided therefor in such document; or (4) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower or of a substantial part of the property or assets of Borrower or (iii) the winding up or liquidation of Borrower. In addition to the rights and remedies provided herein, the holder of this Note may exercise any other right or remedy in any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby in accordance with the terms thereof, or under applicable law, all of which rights and remedies shall be cumulative.

      If this Note is transferred in any manner, the right, option or other provisions herein shall apply with equal effect in favor of any subsequent holder hereof.

      Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the "Maximum Rate") and the payment obligations of Borrower under this Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Borrower stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower and the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Borrower.

      This Note is secured by, among other things, those certain mortgage and security agreements (collectively, the "Mortgage"), certain assignments of leases and rents (collectively, the "Assignment"), an assignment of licenses, contracts, plans, specifications, surveys, drawings and reports (the "Assignment of Licenses"), all of the foregoing being of even date herewith, a first lien on the certain real estate collateral (the "Collateral") indentified in the Mortgage and is entitled to the benefits and security thereof. Reference is made to the Mortgage, Assignment and Assignment of Licenses for descriptions of the respective limitations on, and rights and obligations of the Borrower and Lender thereunder. Borrower hereby agrees to indemnify, defend and hold harmless Lender from and against any and all claims, loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees) which may be incurred by Lender in connection with or as a result of any default (following notice and the opportunity to cure provided for in such document) by Borrower under the Mortgage, Assignment or Assignment of Licenses, (following notice and the opportunity to cure provided for in such document), or a default (following notice and the opportunity to cure provided for in such document) under or misrepresentation contained in any other agreement, document or certificate of Borrower executed or delivered in connection with the Loan (collectively, the "Loan Documents"). Borrower agrees that from and after the date hereof, Lender shall have the right from time to time to, without prior notice or demand, set-off, appropriate and apply toward the payment of any amount due hereunder in such order of application as Lender may determine in its sole discretion, any cash, credits, deposits, accounts, securities, and any other property of Borrower in the possession, custody or control of Lender, including, without limitation, any rebates, co-op, or promotional allowances.

      All payments of principal and interest hereunder are payable in lawful money of the United States of America and shall be made by wire transfer to the account of Agent at Valley National Bank, pursuant to wiring instructions to be provided to Borrower at Closing or to such other accounts as may be instructed by Agent.

      Borrower is hereby prohibited from exercising against Lender, any right or remedy which it might otherwise be entitled to exercise against any one or more (but less than all) of the parties constituting Lender, including, without limitation, any right of setoff or any defense.

      This Note shall be binding on the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

      This Note shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

      This Note shall be governed by and construed in accordance with the laws of the State of Missouri without regard to choice of law consideration except that at all times, the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created under the loan documents shall be governed by and construed according to the law of the State in which the collateral for the Loan is located, it being understood that, to the fullest extent permitted by the law of such state, the law of the State of Missouri shall govern the validity and enforceability of all loan documents, and the debt or obligations arising hereunder.. Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of Missouri and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the other Loan Documents.

      This Note is an amendment and restatement, but not a novation or refinancing, of the Promissory Note from Borrower to Kennedy Funding, Inc. and Anglo-American Servicing LLC, as "Co-Agents" for the lenders identified in such promissory note, dated as of November 10, 2003, in the original principal amount of $5,300,000.00. This Note does not evidence or effect a release or relinquishment of the priority of the security interests in any of the Collateral.

      A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision to the extent legally permissible and otherwise as it may apply to other persons or circumstances.

      JURY TRIAL WAIVER. BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWER OR THE HOLDER OF THIS NOTE ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.

      STATUTORY NOTICE:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THIS NOTE OR THE INDEBTEDNESS EVIDENCED BY THIS NOTE. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY.

                            SIGNATURE PAGE TO FOLLOW

            IN WITNESS WHEREOF, the undersigned has executed this Note this ___ day of October, 2004.


WITNESS                                 TRAVIS BOATS & MOTORS, INC.
                                        A TEXAS CORPORATION


                                        By: /s/ Michael B. Perrine
------------------------------             -------------------------------------
                                           Name:  Michael B. Perrine
                                           Title: Secretary and Treasurer


WITNESS                                 TRAVIS BOATING CENTER FLORIDA, INC.,
                                        A TEXAS CORPORATION


                                        By: /s/ Michael B. Perrine
------------------------------             -------------------------------------
                                           Name:  Michael B. Perrine
                                           Title: Secretary and Treasurer


WITNESS                                 TRAVIS BOATS & MOTORS BATON ROUGE, INC.,
                                        A LOUISIANA CORPORATION


                                        By: /s/ Michael B. Perrine
------------------------------             -------------------------------------
                                           Name:  Michael B. Perrine
                                           Title: Secretary and Treasurer


WITNESS                                 TRAVIS BOATING CENTER OKLAHOMA, INC.,
                                        A TEXAS CORPORATION


                                        By: /s/ Michael B. Perrine
------------------------------             -------------------------------------
                                           Name:  Michael B. Perrine
                                           Title: Secretary and Treasurer


WITNESS                                 TRAVIS BOATING CENTER MISSISSIPPI, INC.,
                                        A TEXAS CORPORATION


                                        By: /s/ Michael B. Perrine
------------------------------             -------------------------------------
                                           Name:  Michael B. Perrine
                                           Title: Secretary and Treasurer


WITNESS                                 TRAVIS BOATING CENTER LOUISIANA, INC.,
                                        A LOUISIANA CORPORATION


                                        By: /s/ Michael B. Perrine
------------------------------             -------------------------------------
                                           Name:  Michael B. Perrine
                                           Title: Secretary and Treasurer


WITNESS                                 TRAVIS BOATING CENTER GEORGIA, INC.,
                                        A TEXAS CORPORATION


                                        By: /s/ Michael B. Perrine
------------------------------             -------------------------------------
                                           Name:  Michael B. Perrine
                                           Title: Secretary and Treasurer

                                 ACKNOWLEDGEMENT

STATE OF NEW JERSEY     )
                        )SS
COUNTY OF BERGEN        )

      On the ___ day of October 2004, before me personally came Michael B. Perrine, who being by me duly sworn, did acknowledge, depose and said that he signed, sealed and delivered this instrument as Secretary and Treasurer of Travis Boats & Motors, Inc. A Texas Corporation, Travis Boating Center Florida, Inc., A Texas Corporation, Travis Boats & Motors Baton Rouge, Inc., A Louisiana Corporation, Travis Boating Center Oklahoma, Inc., A Texas Corporation, Travis Boating Center Mississippi, Inc., A Texas Corporation, Travis Boating Center Louisiana, Inc., A Louisiana Corporation, And Travis Boating Center Georgia, Inc., A Texas Corporation, on behalf of said corporations.


                                        ----------------------------------------
                                        Notary Public